Exhibit 99.1
MAGELLAN PETROLEUM CORPORATION
ANNOUNCES VOTING RESULTS OF
ANNUAL MEETING OF SHAREHOLDERS
PORTLAND, Maine, May 28, 2009 — Magellan Petroleum Corporation (NASDAQ: MPET) (ASX: MGN) announced that its shareholders had voted to approve each of the six items of business at the Company’s annual meeting of shareholders held yesterday in Raleigh-Durham, North Carolina. The shareholders voted to approve a $10 million equity investment in the Company through the issuance of (a) 8,695,652 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (b) warrants to acquire 4,347,826 shares of Common Stock to Young Energy Prize S.A. (“YEP”). The Shareholders also voted to approve:
•	the election of William H. Hastings, the Company’s President and CEO, as a director to serve a term of office expiring with the 2011 annual meeting of shareholders;
•	an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to repeal the “per capita” voting requirements of Article 12th and 14th thereof, which will have the effect of adopting one-share, one-vote for all matters for which shareholders are required to vote under Delaware law;
•	an amendment to the Company’s Restated Certificate to repeal Article 13th, the “super majority” voting provisions thereof;
•	a replenishment and amendment and restatement of the Company’s 1998 Stock Option Plan; and
•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009.
     Magellan’s President and Chief Executive Officer, William H. Hastings said, “Our shareholders voted to strongly support the Company’s planned $10 million equity investment by YEP, key proposed changes to the Company’s corporate governance and the Company’s Stock Incentive Plan. In addition, the receipt of shareholder approval of the repeal of the “per capita” voting requirements of the Company’s Restated Certificate is a condition to the closing of the YEP equity investment transaction. With this approval in hand, Magellan has now, in place, important elements necessary to initiate further growth initiatives. We will move to complete the closing of the YEP equity investment transaction promptly.”
     As previously disclosed, on February 9, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YEP under which the Company intends to sell, and YEP has agreed to purchase, 8,695,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.15 per share, or an aggregate of $10,000,000. In addition, the Company agreed at Closing to issue a stock purchase warrant (the “Warrant”) to YEP entitling YEP to purchase 4,347,826 additional shares (the “Warrant Shares”) of the Company’s Common

Stock through warrant exercise at a per share price of $1.20. On April 3, 2009, the parties amended the Purchase Agreement to extend the outside termination date for the closing of YEP’s equity investment from April 30, 2009 to June 30, 2009, in order to conduct yesterday’s meeting of shareholders and to complete the YEP equity investment transaction.
     The parties now intend to, subject to the satisfaction of the other conditions to closing contained in the Purchase Agreement, to complete the YEP equity investment on or before June 30, 2009.
     This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Magellan. The Shares being sold in the private placement and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the U.S. Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The Shares and Warrant Shares are being offered and sold only to YEP. Magellan has agreed to file a registration statement with the SEC covering the resale of the Shares issued in the private placement and the Warrant Shares issuable upon the exercise of the warrants.
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For further information, please contact:
William H. Hastings, President and CEO of Magellan, (207) 776-5616
Daniel J. Samela, Chief Financial Officer of Magellan, at (860) 293-2006